Exhibit 99.29

                                 OPTION EXERCISE


     THIS AGREEMENT is entered into as of the 31st day of December, 2004, by and between Johnson Bank, as trustee of the Winifred J. Marquart Third Party Gift and Inheritance Trust (the "Purchaser"), and Imogene P. Johnson and Johnson Bank, as co-trustees of the Samuel C. Johnson 1988 Trust Number One (the "Seller").

                                    RECITALS

     A. On July 8, 2003, Samuel C. Johnson, as trustee of the Samuel C. Johnson 1988 Trust Number One, entered into an option agreement (the "Option Agreement") with Winifred J. Marquart.

     B. Pursuant to the Option Agreement, Winifred J. Marquart has the right to purchase 161,667 Class A shares of Johnson Outdoors, Inc., a Wisconsin corporation (the "Option Assets"), from the Seller prior to January 7, 2005.

     C. Pursuant to the Option Agreement, the price to be paid for the Option Assets is $13.04 per share.

     D. Prior to the execution of this instrument, Winifred J. Marquart assigned to Purchaser all of her rights pursuant to the Option Agreement.

                                    AGREEMENT

     1. Exercise of Option. Purchaser hereby exercises its option to purchase 161,667 Class A shares of Johnson Outdoors, Inc. Seller hereby sells 161,667 Class A shares of Johnson Outdoors, Inc. to Purchaser.

     2. Purchase Price. In exchange for the Option Assets, Purchaser herewith executes and delivers to Seller a secured promissory note in the principal amount of $2,108,137.68 substantially in the form of Exhibit A attached hereto.

     3. Parties in Interest. This agreement binds the parties hereto and their respective executors, administrators, legal representatives, trustees, heirs, distributees, legatees, successors and assigns. Nothing expressed or implied in this agreement is intended or may be construed to confer on any other person any rights, remedies, obligations or liabilities under or by reason of this agreement.

     4. Entire Transaction. This agreement contains the entire understanding among the parties hereto with respect to the transaction contemplated hereby and supersedes all other agreements and understandings between the parties with respect to the transaction.

     5. Applicable Law. The internal laws of the State of Wisconsin govern this agreement.

     6. Severability. If any provisions hereof shall be or become unenforceable for any reason, the validity and effect of all other provisions shall not be affected thereby.

     7. Headings. The headings contained in this agreement are for reference purposes only and will not affect the meaning or interpretation of any provision hereof.

     8. Counterparts. This agreement may be executed in multiple counterparts.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



PURCHASER:                                  SELLER:

WINIFRED J. MARQUART THIRD                  SAMUEL C. JOHNSON 1988 TRUST
PARTY GIFT AND INHERITANCE                  NUMBER ONE
TRUST

JOHNSON BANK, trustee


 /s/ Brian L. Lucareli
Brian L. Lucareli, Senior Vice President    /s/ Imogene Powers Johnson
                                            ------------------------------------
                                            Imogene Powers Johnson, co-trustee


                                            JOHNSON BANK, co-trustee


                                            /s Brian L. Lucareli
                                            ------------------------------------
                                            Brian L. Lucareli, Senior Vice
                                            President

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE



$2,108,137.68                                                  Racine, Wisconsin
                                                               December 31, 2004



     Johnson Bank, as trustee of the Winifred J. Marquart Third Party Gift and Inheritance Trust ("Borrower"), hereby promises to pay to the order of Imogene
P. Johnson and Johnson Bank, as trustees of the Samuel C. Johnson 1988 Trust Number One ("Lender"), on the "maturity date" (defined below) the principal sum of Two Million One Hundred Eight Thousand One Hundred Thirty-Seven and 68/100 Dollars ($2,108,137.68), together with interest on the unpaid principal balance from time to time outstanding at the rate of 4.68% per annum until the day preceding the maturity date. Interest and principal is due and payable annually on December 31st of each year in accordance with the attached repayment schedule, with a final payment in an amount necessary to pay all principal and interest then outstanding on December 31, 2019 (the "maturity date"). Interest shall accrue on any interest or principal which remains unpaid after 15 days from its due date at the applicable federal rate under Internal Revenue Code
Section 1274(d) in effect on such due date.

     To secure payment of this Note, Borrower has pledged to Lender Borrower's interest in and to 161,667 Class A shares of Johnson Outdoors, Inc, a Wisconsin corporation, and all proceeds thereof ("Collateral"). Borrower warrants that, while any obligation under this Note remains outstanding, Borrower will (i) refrain from additional borrowing or making of any loan without the approval of the Lender and (ii) keep the Collateral free and clear of all other liens, encumbrances and security interests. In the event of default under this Note, the Lender may take possession of the Collateral without notice or hearing.

     Borrower may prepay any part or all of the principal amount of this note at any time and from time to time without penalty, provided that any such prepayment must be accompanied by a payment of the interest accrued to the date of the prepayment on the principal amount which is being prepaid.

     All payments made hereunder, including any prepayments, will be deemed to have been made on the date of receipt by Lender. All payments must be made to Lender at 555 Main Street, Suite 260, Racine, Wisconsin 53403, or at another place designated by Lender in a written notice to Borrower.

     The internal laws of the State of Wisconsin govern and control the construction, enforceability, validity and interpretation of this note.

     The parties hereto waive presentment for payment, notice of dishonor, protest and notice of protest.

     IN WITNESS WHEREOF, Borrower has signed and delivered this Note as of the date first above written.



                                       WINIFRED J. MARQUART THIRD PARTY GIFT AND
                                       INHERITANCE TRUST

                                       JOHNSON BANK, trustee


                                       /s/ Brian L. Lucareli
                                       -----------------------------------------
                                       Brian L. Lucareli, Senior Vice President

                                 PROMISSORY NOTE

                               REPAYMENT SCHEDULE



Date        Total Payment    Interest Due    Principal Due    Principal Balance
--------------------------------------------------------------------------------
31-Dec-04   $      --        $     --        $      --        $   2,108,137.68
31-Dec-05   $   198,733.48   $   98,660.84   $   100,072.64   $   2,008,065.04
31-Dec-06   $   198,733.48   $   93,977.44   $   104,756.04   $   1,903,309.00
31-Dec-07   $   198,733.48   $   89,074.86   $   109,658.62   $   1,793,650.38
31-Dec-08   $   198,733.48   $   83,942.84   $   114,790.64   $   1,678,859.74
31-Dec-09   $   198,733.48   $   78,570.64   $   120,162.84   $   1,558,696.90
31-Dec-10   $   198,733.48   $   72,947.01   $   125,786.47   $   1,432,910.43
31-Dec-11   $   198,733.48   $   67,060.21   $   131,673.27   $   1,301,237.16
31-Dec-12   $   198,733.48   $   60,897.90   $   137,835.58   $   1,163,401.58
31-Dec-13   $   198,733.48   $   54,447.19   $   144,286.29   $   1,019,115.29
31-Dec-14   $   198,733.48   $   47,694.60   $   151,038.88   $     868,076.41
31-Dec-15   $   198,733.48   $   40,625.98   $   158,107.50   $     709,968.91
31-Dec-16   $   198,733.48   $   33,226.54   $   165,506.94   $     544,461.97
31-Dec-17   $   198,733.48   $   25,480.82   $   173,252.66   $     371,209.31
31-Dec-18   $   198,733.48   $   17,372.60   $   181,360.88   $     189,848.43
31-Dec-19   $   198,733.34   $    8,884.91   $   189,848.43   $        --